EXHIBIT 21
RANGE RESOURCES CORPORATION
Subsidiaries of Registrant

		Percentage of Voting
	Jurisdiction of	Securities Owned by
Name	Incorporation	Immediate Parent
Energy Assets Operating Company	Delaware	100%
Range Resources — Appalachia LLC	Delaware	100%
Gulfstar Energy, Inc.	Delaware	100%
Gulfstar Seismic, Inc.	Delaware	100%
Mountain Front Partners, LLC	Oklahoma	100%
Ohio Intrastate Gas Transmission Company	Ohio	100%
Range Resources — Pine Mountain, Inc.	Virginia	100%
PMOG Holdings, Inc.	Delaware	100%
Range Energy Finance Corporation	Delaware	100%
Range Energy I, Inc.	Delaware	100%
Range Energy Services Company	Delaware	100%
Range Gas Company	Delaware	100%
Range Gathering & Processing Company	Delaware	100%
Range Holdco, Inc.	Delaware	100%
Range Operating New Mexico, Inc.	Delaware	100%
Range Operating Texas, L.L.C.	Delaware	100%
Range Production Company	Delaware	100%
Pine Mountain Acquisition, Inc.	Delaware	100%
Range Resources Pine Mountain, Inc.	Virginia	100%
Range Texas Production, L.L.C.	Delaware	100%
REVC Holdco, LLC	Delaware	100%
RRC Operating Company	Ohio	100%
Stroud Energy GP, L.L.C.	Delaware	100%
Stroud Energy LP, L.L.C.	Delaware	100%
Victory Energy Partners, L.L.C.	Texas	100%
WCR/Range GP, L.L.C.	Texas	100%